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                                                                    Exhibit 23.2

                            Consent of PRC Counsel



The Board of Directors
Sohu.com Inc.


     We consent to the reference of our firm under the heading "Experts" in the prospectus.



/s/ TransAsia Lawyers

Beijing
People's Republic of China

Date:  February 4, 2000